EXHIBIT 23.1

November 29, 1999

United States Securities and Exchange Commission
450 5th Street NW
Judiciary Plaza
Washington, D.C. 20549

Re:	Teltronics, Inc. Savings Plan Registration Statement on Form S-8

Gentlemen:

           We have been requested by Teltronics, Inc., a Delaware corporation ("Company"), to furnish you with our opinions as to the matters hereinafter set forth in connection with the proposed registration under the Securities Act of 1933, as amended ("Act"), and the rules and regulations promulgated thereunder ("Rules"), of Two Hundred Thousand (200,000) shares ("Shares") of the Company's Common Stock, $.001 par value, for issuance by the Company to certain of the Company's employees pursuant to the Teltronics, Inc. Saving Plan ("Plan"), as contemplated by the above-captioned registration statement ("Registration Statement").

           In this connection, we have examined the Registration Statement proposed to be filed with the Securities and Exchange Commission ("Commission"), and originals, or copies authenticated to our satisfaction, of: (a) the Restated Certificate of Incorporation and By-Laws of the Company in each case, as amended; (b) records of proceedings of the Board of Directors of the Company; and (c) such other documents of the Company and/or public officials or others as we have deemed necessary to form a basis for the opinions hereinafter expressed.

           Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered to eligible Plan participants in accordance with the terms and conditions of the Plan, and subject to any and all restrictions imposed by the Plan, will be legally issued, fully paid and non-assessable.

           The opinions herein expressed are as of the date of this letter and are subject to appropriate modification as to the events occurring after such date. We express no opinion as to any matter not expressly stated herein and express no opinion concerning any law other than the law of the State of Delaware.

           We hereby consent to the use of this letter as an exhibit to the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,
/s/ John N. Blair

JNB:ljb